SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 28, 2008

SINO-BIOTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-12914	20-3828148
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 S. Johnstone Ave, Suite 501

Bartlesville, Oklahoma 74003

(Address of principal executive offices, including zip code)

(918) 336-1773

(Registrant's telephone number, including area code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Amendments to Articles of Inc. or Bylaws; Change in Fiscal Year

ITEM 5.03  Amendments to Articles of Inc. or Bylaws; Change in Fiscal Year

As previously disclosed in the Information Statement filed on form 14C and mailed to each shareholder of record on November 20, 2007, the Company increased its number of authorized common shares from 35,000,000 to 500,000,000.  On January 28, 2008, the Company filed an Amendment to its Articles of Incorporation with the Delaware Secretary of State to implement the increase of authorized shares.

ITEM 8.01

Other Events.

Conversion of Convertible Promissory Note Issued by Company to Venture Fund I, Inc.

On January 28, 2008, Venture Fund I, Inc., exercised its option to convert the outstanding balance on that certain Convertible Promissory Note dated September 12, 2007, into 4,333,333 non-dilutable restricted shares of common stock of the Company.  Upon exercising its right to conversion, Venture Fund I, Inc., surrendered to the Company the Convertible Promissory Note.

Dated:   January 28, 2008

Sino-Biotics, Inc.

By:

/s/   David Lennox

David Lennox, President, CEO